                                                                     EXHIBIT 6.1

              STATEMENT DETAILING COMPUTATION OF PER SHARE EARNINGS

         For the year ended July 31, 2003 per audited Financial Statements:

                        - net income (loss)                   $9,793,081

         Weighted Average Number of Shares
         Outstanding Calculated as follows:         13,189,124
                                                    ==========


              Number of Shares       Weight         Weighted Average
                                                    Number of Shares
                 13,209,427          $0.25              3,329,499
                 13,208,427          $0.08              1,013,249
                 13,198,727          $0.28              3,760,734
                 13,173,527          $0.02                252,643
                 13,164,327          $0.37              4,832,999
                                                       ----------
                                                       13,189,124





         Income (Loss) Per Share                              $0.74


         For the year ended July 31, 2002 per audited Financial Statements:

                           - net income (loss)      ($14,812,001.00)
                                                    ----------------

         Weighted Average Number of Shares
         Outstanding Calculated as follows:         13,186,194
                                                    ==========

              Number of Shares       Weight         Weighted Average
                                                    Number of Shares
                13,153.427            0.01                 36,081
                ----------            ----             ----------
                13,169,427            0.57              7,613,011
                13,209,429            0.42              5,537,102
                                                       ----------
                                                       13,186,194

         Income (Loss) Per Share                              ($1.123)